UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2026

Picard Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42801	86-3212894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1992 E Silverlake Tucson AZ, 85713
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (520) 545-1234

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMI	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing. In a press release dated May 21, 2026, Picard Medical, Inc. (the “Company”) announced financial results for the Company’s first quarter ended March 31, 2026. The full text of the press release is furnished herewith as Exhibit 99.1 to this report.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 15, 2026, the Company received a written notice (the “May 15 Notice”) from the NYSE American LLC (the “NYSE American”) indicating that the Company is not in compliance with the NYSE American continued listing standards set forth in Section 1003(a)(i) of the NYSE American Company Guide (the “Company Guide”), which requires a listed company to have stockholders’ equity of at least of $2.0 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years. The May 15 Notice states that the Company reported a stockholders’ deficit of approximately $1.4 million as of March 31, 2026 and has incurred losses from continuing operations and/or net losses in its three most recent fiscal years ended December 31, 2025.

Additionally, as previously disclosed, on May 8, 2026, the Company received a notice that it was not in compliance with Section 1003(a)(ii) (the “May 8 Notice,” and together with the May 15 Notice, the “Notices”). In connection with the Notices, the Company must submit a plan (the “Plan”) to the NYSE American by June 7, 2026, advising of actions it has taken or will take to regain compliance with the continued listing standards by November 8, 2027.

The Company is preparing its Plan in accordance with the June 7, 2026 deadline. If NYSE American accepts the Company’s Plan, the Company will be able to continue its listing during the Plan period and will be subject to continued periodic review by the NYSE American staff. If the Plan is not submitted, not accepted, or is accepted but the Company is not in compliance with the continued listing standards by November 8, 2027, or if the Company does not make progress consistent with the Plan during the Plan period, the Company will be subject to delisting procedures as set forth in the Company Guide.

The Notice has no immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on the NYSE American under the symbol “PMI” with the added designation of “.BC” (which was applied following the May 8 Notice). The Notice does not affect the Company’s ongoing business operations or its reporting requirements with the SEC.

Item 7.01.	Regulation FD Disclosure.

On May 21, 2026, the Company issued a press release disclosing receipt of the Notices and the specific continued listing standards that the Company has fallen below. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information included in Item 7.01, including the exhibit hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release, dated May 21, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Picard Medical, Inc.

By:	/s/ Patrick NJ Schnegelsberg
	Name:	Patrick NJ Schnegelsberg
	Title:	Chief Executive Officer

Dated: May 21, 2026

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